UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

Cynapsus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Canada	001-37426	98-1226819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Richmond Street West, Toronto, Ontario, Canada (Address of principal executive offices)	M6J 1C9 (Zip Code)

Registrant’s telephone number, including area code: 416-703-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth below under “Item 8.01 Other Events” in this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On January 4, 2016, Cynapsus Therapeutics Inc. (“Cynapsus” or the “Company”) issued a press release announcing that, effective January 1, 2016, it has completed a vertical short-form amalgamation pursuant to the Canada Business Corporations Act with its previously wholly-owned subsidiary, Adagio Pharmaceuticals Ltd. (“Adagio”), in order to simplify the corporate structure of Cynapsus and reduce administrative costs. Pursuant to the amalgamation, all of the issued and outstanding shares of Adagio have been cancelled and the assets and liabilities of Adagio have been assumed by Cynapsus. The amalgamation will not have any significant effect on the business and operations of Cynapsus. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with such amalgamation, the Company was issued a Certificate and Articles of Amalgamation effective as of January 1, 2016 (the “Articles”) by Industry Canada.

The foregoing summary of certain terms of the Company’s Articles is not complete and is qualified by reference to the full text of the Company’s Articles, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate and Articles of Amalgamation of Cynapsus
99.1	Press release dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNAPSUS THERAPEUTICS INC.

Date: January 4, 2016	By:	/s/ Andrew Williams
	Name: Title:	Andrew Williams Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate and Articles of Amalgamation of Cynapsus
99.1	Press release dated January 4, 2016